Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Prospectus Supplement No. 1 (“Prospectus Supplement No. 1”) to that Registration Statement of Computer Software Innovations, Inc. on Form SB-2 (File No. 333-129842) of our report, dated February 28, 2006, related to the consolidated financial statements as of and for the years ended December 31, 2005 and 2004 appearing in the Computer Software Innovations, Inc. 2005 Annual Report on Form 10-KSB, which is included as a part of such Prospectus Supplement No. 1.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
March 31, 2006